Page 1 of 4 GXO - Confidential January 15, 2026 Via Email Karen Bomber Dear Karen, On behalf of the GXO Logistics leadership team, I’m happy to offer you the position of Chief Commercial Officer with an anticipated start date of January 26, 2026. I know I speak for the rest of our team when I say how pleased we are to make you this offer. In this role, you will report directly to Patrick Kelleher and will be based in Greenwich, CT, subject to business travel as may be required, and future business needs. The role is a Section 16 officer as defined under Section 16 of the Securities Exchange Act of 1934. Compensation Package • Base Salary: Your annual base salary of $450,000 will be paid on a bi-weekly basis, via direct deposit, less applicable taxes, and deductions. It may take up to 2-3 weeks to process your first paycheck. • Annual Incentive: You will be eligible to participate in the Company’s annual incentive plan, subject to the terms and conditions of the plan, as may be in effect from time to time. The incentive plan structure is based on a target percentage of your base salary. The target incentive for you is 100% of your base salary. The amount of your earned annual incentive award, if any, will be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”) and paid in accordance with the Company’s practices in effect from time to time for other similarly situated senior executives or Named Executive Officers. • Long-Term Incentive: Beginning in grant year 2026, you will be eligible to participate in the Company’s long-term equity incentive program as in effect from time to time for similarly situated senior executive officers. For 2026, you are eligible for a Long-Term Incentive (LTI) award, the target award value to be no less than $500,000, with the form to be as for similarly situated employees (approximately 50% RSUs and 50% PSUs) and determined at the time of grant. Any such awards will be contingent upon the approval of the Compensation Committee of GXO’s Board of Directors or its delegate. • Sign-On Bonus: Within thirty days following your hire date, you will be paid a one-time lump sum cash payment (the “Sign-On Bonus”) in the amount of $200,000 in recognition of equity that you will forfeit upon the termination of your employment with your current employer. Payment of the Sign- On Bonus is subject to your continued employment through the payment date. In the event that (a) your employment is terminated by the Company for Cause or (b) you voluntarily terminate your Docusign Envelope ID: 9969E16C-85BE-44A7-9BF1-3991060D8678

Page 2 of 4 GXO - Confidential employment, in each case prior to the date that is the first anniversary of your date of hire, you will be required to repay your Sign-On Bonus to the Company in full. For the avoidance of doubt, in the event that your employment terminates after the payment date of the Sign-On Bonus in any circumstance not covered by the immediately preceding sentence, you will not be required to repay the Sign-On Bonus. • Equity Sign-On: Subject to approval by the Compensation Committee of GXO’s Board of Directors or its delegate, and in recognition of equity that you will forfeit upon the termination of your employment with your current employer, $200,000 of grant date value will be awarded to you in the form of Restricted Stock Units (“RSU”) as soon as practical after your start date. The RSU grant will vest in three (3) equal increments on the first, second, and third anniversaries of the grant date, subject to your continued employment with GXO and other conditions as documented in the award agreement and plan document. Benefits • At GXO, we’re committed to hiring the best people, such as yourself. That’s why we offer a competitive benefits package, including health care coverage (i.e., medical, dental, and vision) and supplemental benefits available beginning on day one, personal time off (PTO) accruals beginning on day one, family bonding/pregnancy benefits, tuition reimbursement, as well as life/disability insurance and a 401(k) plan for eligible employees. There’s also no waiting period for holiday pay and employee discount programs. Your annual PTO entitlement of four weeks will accrue in accordance with GXO’s PTO Policy. Additional details related to our benefits package are shared separately. • Relocation: You will relocate your residence to the Greenwich, CT metropolitan area within six months of your date of hire. To the extent your relocation is not covered by your current employer without being subject to clawback, GXO will provide international mobility support to facilitate your move from Switzerland. Services included are immigration filings, household goods shipment and storage, destination services, relocation flights, temporary accommodations, rental car for 60 days, and tax services. Benefits will be provided net of taxes. In the event that (i) your employment is terminated by the Company for Cause (as defined in the Company Severance Plan), or (ii) you voluntarily terminate your employment, in each case prior to the date that is the first anniversary of your date of hire, you will be required to repay the relocation benefits provided to you under this letter to the Company in full. • Severance: For 2026, you will be eligible to participate in GXO’s Severance Plan, subject to the approval of the Compensation Committee of the Board of Directors and the terms and conditions of the Plan. Eligibility for the Severance Plan is determined each year by the Compensation Committee; participation in one year is not a guarantee of participation in any subsequent year. The Company will notify you annually if you are a participant in the Severance Plan for the year. Legal Information • In your work for the Company, you are expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have a confidentiality obligation. You are expected to use only generally known information which is used by persons with training and experience comparable to your own, which is common in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. As a condition of your continued employment, you are expected to abide by the Company’s rules and policies as may Docusign Envelope ID: 9969E16C-85BE-44A7-9BF1-3991060D8678

Page 3 of 4 GXO - Confidential be published from time to time. During our discussions about your proposed job duties, you assured us that you would be able to perform those duties within the guidelines just described. • You confirm that you have carefully reviewed your files (including emails, computer files and hard copies, whether personal or business) and deleted, and not retained copies of, any files prepared, generated, or used during any prior employment that could contain confidential information or trade secrets of your current or former employer. You agree not to bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you owe a confidentiality obligation. • GXO is an at-will employer. You may terminate your employment with the Company at any time and for any reason by notifying GXO; the Company may terminate your employment at any time and for any reason, with or without cause or advance notice. The at-will employment relationship cannot be changed except in writing signed by GXO’s Chief Executive Officer. • As applicable, your acceptance of this offer and commencement of employment with the Company is contingent upon your acceptance of the Company’s Confidential Information Protection Agreement (CIPA), which, among other things, contains restrictive covenants and protects the Company’s proprietary information. • This letter, along with the CIPA and the terms of any plans or awards referenced herein, contain the entire agreement and understanding between you and the Company regarding the employment relationship and supersedes any prior or contemporaneous agreements, understandings, communications, offers, representations, warranties, or commitments by or on behalf of the Company (oral or written). This offer of employment is not to be construed as a contract for employment in any particular position for any particular salary or time period. • This employment offer is contingent on the satisfactory conclusion of an appropriate background check. Although your employment at GXO may begin prior to the completion of the background check at the Company’s discretion, your continued employment remains subject to the satisfactory completion of the background check. As required by law, this offer also is subject to satisfactory proof of your right to work in the United States. As you know, GXO has generated tremendous momentum, thanks to the efforts of our people and leaders all over the world. With you on our team, we’re sure to continue along this trajectory and move forward to greater success. GXO is on its way to future success, and we’re happy that you’ll be a part of it. Please make sure you have read and understand the terms and conditions of this offer. If you accept, sign the offer letter along with any other applicable forms via DocuSign within three business days. Should you have any questions, reach out to Ann Marie Phillips at annmarie.phillips@gxo.com. Welcome to GXO! Corinna Refsgaard Chief Human Resources Officer Docusign Envelope ID: 9969E16C-85BE-44A7-9BF1-3991060D8678

Page 4 of 4 GXO - Confidential Employment Acceptance I accept this offer of employment with GXO Logistics in the position of Chief Commercial Officer reporting to work on or about January 26, 2026. _____________________________ Karen Bomber _____________________________ Date Docusign Envelope ID: 9969E16C-85BE-44A7-9BF1-3991060D8678 2/23/2026